Exhibit 99.1

500 Spruce Tree Centre
1600 University Avenue West
St. Paul, Minnesota 55104-3825 USA
651.603.7700 Fax: 651.603.7795
www.imagesensing.com

NEWS RELEASE

Contact:	Dale Parker, Interim Chief Executive Officer
Image Sensing Systems, Inc. Phone: 651.603.7700

FOR IMMEDIATE RELEASE

Image Sensing Systems Announces Second Quarter and First Half Financial Results

•	Second quarter operating loss was $764,000, which includes costs related to the sale of LPR business segment of $751,000

•	Second quarter product sales gross margin was 62 percent, up 25 percentage points from the prior year period product sales gross margin of 37 percent

•	Operating expenses of $5.0 million were down approximately 15 percent from the same period in the prior year

•	Non-GAAP operating income increased to $454,000 in the second quarter of 2015, an increase of $1.4 million from the Non-GAAP operating loss of $984,000 in the same period in the prior year.

•	On July 9, 2015, the Company announced the sale of its LPR business segment to TagMaster A.B. for $4.2 million

Saint Paul, Minn., July 30, 2015 -- Image Sensing Systems, Inc. (NASDAQ: ISNS) today announced results for its second quarter and first half ended June 30, 2015.

Second Quarter Results:

Image Sensing’s 2015 second quarter revenue was $5.2 million, a 13 percent decrease from revenue of $5.9 million in the second quarter of 2014. Revenue from royalties was $2.6 million in the second quarter of 2015, compared to $3.3 million in the second quarter of 2014. Product sales decreased to $2.6 million in the quarter, a 3 percent decrease from $2.7 million in the second quarter of 2014.

Second quarter revenue included $774,000 of worldwide sales for Autoscope® License Plate Recognition (LPR) products, compared to $1.2 million in the prior year period. Autoscope Video product sales and royalties were $580,000 and $2.6 million, respectively, and RTMS Radar product sales were $1.2 million in the second quarter of 2015. Product sales gross margin for the second quarter of 2015 was 62 percent, an increase of 25 percentage points from the gross margin of 37 percent for the same period in the prior year.

1

The Company’s net loss in the 2015 second quarter was $742,000, or $(0.15) per basic share, compared to a net loss of $1.5 million, or $(0.31) per basic share, in the second quarter of 2014. The second quarter 2015 net loss includes operating expenses of $5.0 million, which is an $853,000 decrease from the second quarter of 2014. Included in the second quarter operating expense is $751,000 in expenses related to the sale of the LPR business unit.

On a non-GAAP basis, excluding intangible asset amortization, depreciation, costs related to the sale of the LPR business segment, costs of the investigation, and restructuring charges for the applicable periods, net operating income for the second quarter of 2015 was $454,000 compared to a net operating loss of $984,000 in the second quarter of 2014.

“During the second quarter, we continued to see the results of the actions we’ve taken over the past few quarters to position ourselves for profitable growth,” said Dale Parker, Image Sensing Systems’ interim chief executive officer. “Margin levels improved significantly in the second quarter, and we believe that these levels are sustainable going forward. We have been successful in building scale into our operating platform, and we were particularly pleased to see an adjusted operating profit in the second quarter, reversing prior period trends. We continue to see our breakeven point improve and are confident that we will return the company to historical profitability levels.”

Year-to-Date Results:

Image Sensing’s revenue for the first half of 2015 was $9.5 million, a 7 percent decrease from revenue of $10.3 million in the first half of 2014. Revenue from royalties was $4.6 million in the first six months of 2015, compared to $5.7 million in the same period in 2014. Product sales increased to $4.9 million in the first half of 2015, an 8 percent increase from $4.5 million in the first half of 2014.

The first six months of revenue for 2015 included $1.9 million of worldwide sales for Autoscope® LPR products, compared to $2.3 million in the prior year period. Autoscope Video product sales and royalties were $730,000 and $4.6 million, respectively, and RTMS Radar product sales were $2.3 million in the first half of 2015. Product sales gross margin for the first six months of 2015 was 59 percent, an increase of 22 percentage points from the gross margin of 37 percent for the same period in the prior year.

The Company’s net loss for the first six months of 2015 was $1.9 million, or $(0.38) per basic share, compared to a net loss of $5.3 million, or $(1.06) per basic share, in the first six months of 2014. The first half of 2015 net loss includes operating expenses of $9.4 million, which is a $3.3 million decrease from the same period in 2014. Included in the 2015 first half operating expenses are $857,000 of expenses related to the sale of the LPR business segment.

2

On a non-GAAP basis, excluding intangible asset amortization, depreciation, costs related to the sale of the LPR business segment, costs of the investigation, and restructuring charges for the applicable periods, net operating loss for the first half of 2015 was $2,000 compared to a net operating loss of $3.6 million in the first half of 2014.

Sale of License Plate Recognition (LPR) Business Segment:

On July 9, 2015, Image Sensing Systems announced the sale of its LPR business to TagMaster A.B. for the purchase price of $4.2 million in cash. In the first half of 2015, the Company incurred $857,000 of costs related to the disposition.

“Further to our mission to position Image Sensing Systems for the future, the decision to sell our LPR business allows us to focus on our core intelligent transportation systems (ITS) market and growing our radar and video product lines,” said Dale Parker, interim chief executive officer. “This sale further reduces our operating expense base, while enhancing our balance sheet position to allow focused investment in the future. This strategic transaction accelerates our return to historical profitability and sustained growth, creating long-term shareholder value,” concluded Parker.

Second Quarter Conference Call and Replay

Image Sensing System’s second quarter earnings conference call will start at 3:45 p.m. Central Time today. To participate, dial 888-208-1812 and reference conference ID 2018907. Please dial in at least 10 minutes prior to the call. A replay of the second quarter conference call will be available beginning at 6:45 p.m. Central Time today and is available until 6:45 p.m. Central Time on August 4, 2015. To listen to the replay, dial 888-203-1112 and provide the access code: 2018907.

Non-GAAP Financial Measures:

We provide certain non-GAAP financial information as supplemental information to financial measures calculated and presented in accordance with GAAP (Generally Accepted Accounting Principles in the United States). This non-GAAP information excludes the impact of amortizing intangible assets and depreciation and may exclude other non-recurring items. Management believes that this presentation facilitates the comparison of our current operating results to historical operating results. Management uses this non-GAAP information to evaluate short-term and long-term operating trends in our core operations. Non-GAAP information is not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to GAAP financial measures and may not be computed the same as similarly titled measures used by other companies.

3

About Image Sensing Systems

Image Sensing Systems, Inc. is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics to make more confident and proactive decisions. We are headquartered in St. Paul, Minnesota. Visit us on the web at imagesensing.com.

Safe Harbor Statement: Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; adverse weather conditions in our markets; the impact of governmental laws and regulations; international presence; our success in integrating any acquisitions; and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 20, 2015.

4

Image Sensing Systems, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(unaudited)

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2015	2014	2015	2014
Revenue
Royalties	$2,609	$3,287	$4,620	$5,711
Product sales	2,572	2,651	4,900	4,549
	5,181	5,938	9,520	10,260
Cost of revenue	977	1,675	1,996	2,880
Gross profit	4,204	4,263	7,524	7,380

Operating expenses
Selling, marketing and product support	1,322	2,471	2,737	5,191
General and administrative	1,390	1,498	2,762	2,870
Research and development	1,123	1,423	2,200	3,239
Amortization of intangible assets	382	393	763	782
LPR business unit sale costs	751	—	857	—
Restructuring charges	—	—	119	460
Investigation matter	—	36	—	152
	4,968	5,821	9,438	12,694
Loss from operations	(764)	(1,558)	(1,914)	(5,314)

Other Income	30	15	29	14
Loss before income taxes	(734)	(1,543)	(1,885)	(5,300)
Income tax expense (benefit)	8	(10)	24	(10)
Net loss	$(742)	$(1,533)	$(1,909)	$(5,290)

Basic net loss per share	$(0.15)	$(0.31)	$(0.38)	$(1.06)
Diluted net loss per share	$(0.15)	$(0.31)	$(0.38)	$(1.06)

Weighted shares – basic	5,008	4,980	5,003	4,978
Weighted shares – diluted	5,008	4,980	5,003	4,978

5

Image Sensing Systems, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$575	$2,656
Receivables, net	5,102	4,219
Inventories	2,204	2,234
Other current assets	648	871
	8,529	9,980
Property and equipment, net	741	861
Intangible assets, net	3,228	3,987
Deferred taxes	61	62
	$12,559	$14,890
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,145	$3,315
Warranty and other current liabilities	2,623	2,783
Accrued restructuring	—	216
	5,768	6,314
Deferred taxes and other long-term liabilities	246	256
Shareholders’ equity	6,545	8,320
	$12,559	$14,890

6

Image Sensing Systems, Inc.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Six-Month Periods Ended June 30,
	2015	2014
Operating activities
Net loss	$(1,909)	$(5,290)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Depreciation and amortization	936	1,080
Stock option expense	151	186
Changes in operating assets and liabilities	(1,178)	440
Net cash used in operating activities	(2,000)	(3,584)

Investing activities
Purchases of property and equipment, net of disposals	(62)	(196)
Capitalized software development costs	—	(42)
Sales of investments, net	—	2,639
Net cash provided by investing activities	(62)	2,401

Effect of exchange rate changes on cash	(19)	195

Decrease in cash and cash equivalents	(2,081)	(988)
Cash and cash equivalents, beginning of period	2,656	3,564
Cash and cash equivalents, end of period	$575	$2,576

7

Image Sensing Systems, Inc.

Non-GAAP Income (Loss) from Operations

(in thousands)

(unaudited)

We define Non-GAAP Income (Loss) from Operations as loss from operations before amortization of intangible assets, depreciation, investigation matter expense, and restructuring charges for the applicable periods. Management believes Non-GAAP Income (Loss) from Operations is a useful indicator of our financial performance and our ability to generate cash flows from operations. Our definition of Non-GAAP Income (Loss) from Operations may not be comparable to similarly titled definitions used by other companies. The table below reconciles Non-GAAP Income (Loss) from Operations, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2015	2014	2015	2014
Loss from operations	$(764)	$(1,558)	$(1,914)	$(5,314)
Amortization of intangible assets	382	393	763	782
Depreciation	85	145	173	298
LPR business unit sale costs	751	—	857	—
Restructuring charges	—	—	119	460
Investigation matter	—	36	—	152
Non-GAAP income (loss) from operations	$454	$(984)	$(2)	$(3,622)

Note – Our calculation of Non-GAAP Income (Loss) from Operations is considered a non-GAAP financial measure and is not in accordance with, or preferable to, “as reported”, or GAAP financial data. However, we are providing this information, as we believe it facilitates analysis of the Company’s financial performance by investors and financial analysts.

8

Image Sensing Systems, Inc.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma statement on income gives effect to the disposition of the Image Sensing Systems LPR business segment and any associated transaction costs incurred in the second quarter as if the disposition occurred on April 1, 2015. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that ISS management believes are reasonable.

The unaudited consolidated pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statement. For example, this financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions previously allocated corporate costs and potential subsequent restructuring charges.

Image Sensing Systems, Inc.

 Unaudited Pro Forma Consolidated Statement of Operations for the three months Ended June 30, 2015

 (in thousands, except per share data)

	Image Sensing Systems Consolidated Historical	Pro Forma Adjustments LPR Disposition		Image Sensing Systems Pro Forma Consolidated

Consolidated Statement of Operations Data:
Revenue:
Product sales	$2,572	$774	(a)	$1,798
Royalties	2,609	—		2,609
	5,181	774		4,407
Cost of revenue:
Product sales	977	121	(a)	856
	977	121		856
Gross profit	4,204	653		3,551

Operating expenses:
Selling, marketing and product support	1,322	466	(b)	856
General and administrative	1,390	410	(b)	980
Research and development	1,123	164	(b)	959
Amortization of intangible assets	382	259	(b)	123
LPR business unit sale costs	751	751	(c)	—
	4,968	2,050		2,918
Income (Loss) from operations	(764)	(1,397)		633

Other expense, net	30	—		30
Loss before income taxes	(734)	(1,397)		663
Income tax expense	8	—		8
Net income (loss)	$(742)	$(1,397)		$655

Net loss per share:
Basic	$(0.15)	$(0.28)		$0.13
Diluted	$(0.15)	$(0.28)		$0.13

Weighted average number of common shares outstanding:
Basic	5,008	5,008		5,008
Diluted	5,008	5,008		5,008

Notes:

(a)	Represents the decrease of LPR revenue and cost of sales as if the divestiture occurred on April 1, 2015.

(b)	Represents the pro forma decrease of operating cost as if the LPR divestiture occurred on April 1, 2015.

(c)	Represents the LPR business unit sale costs.

9